Roka Bioscience Announces Transition of CEO Role from Paul Thomas to Mary Duseau

WARREN, N.J., January 17, 2017 /PRNewswire/ -- Roka Bioscience, Inc. (NASDAQ: ROKA), a molecular diagnostics company focused on providing advanced testing solutions for the detection of foodborne pathogens today announced the appointment of Mary Duseau as President and CEO. Ms. Duseau succeeds Paul Thomas, the Company’s President and CEO since 2009, who will assume the position as Chairman of the Company’s Board of Directors. The changes are effective today.

In addition, Ms. Duseau will join the Company’s Board of Directors, effective today.

“I am proud of what our team has accomplished since we started Roka seven years ago, and I firmly believe we are well positioned to take advantage of the increasing demands from consumers and regulators to ensure a safe food supply. I look forward to continue working with Mary in our new roles,” Mr. Thomas said.

“I am excited to be part of Roka at a time when using the best technology to prevent foodborne disease is more important than ever to the food industry,” Duseau said. “We have positioned Roka as a partner to both the food suppliers and to the commercial laboratories, offering both technological advantages and significant cost benefits to the food safety industry with our accurate and automated Atlas® system,” continued Ms. Duseau.

Mary Duseau, 51, has served as Senior Vice President, Chief Commercial Officer of Roka Bioscience since February 2015. From October 2012 until January 2015, Ms. Duseau served as Global Sales Director and on the board at Andor Technology plc (“Andor”), a division of Oxford Instruments plc, a leader in the global scientific digital camera market. Prior to joining Andor, Ms. Duseau held various sales and management roles of increasing responsibility with PerkinElmer, Inc. from 2000 through September 2012, including the position of Vice-President Sales & Marketing, Bio-discovery, from 2008 to September 2012, where she led the sales and marketing of the company’s life science tools business. Ms. Duseau received her Bachelor of Science in Biochemistry with a minor in Neuroscience from the University of Massachusetts, Amherst.

About Roka Bioscience
Roka Bioscience is a molecular diagnostics company focused on developing and commercializing advanced testing solutions for the food safety testing market. Our Atlas Detection Assays incorporate our advanced molecular technologies and are performed on our “sample-in, result-out” Atlas System that automates all aspects of molecular diagnostic testing on a single, integrated platform. The Atlas System and Detection Assays are designed to provide our customers with accurate and rapid test results with reduced labor costs and improved laboratory efficiencies. For more information, visit http://rokabio.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. Any statements contained herein (including, without limitation, statements to the effect that we “believe”, “expect”, “anticipate”, “plan” and similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with the Condensed Financial Statements included in this press release and the discussion below. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in the company’s filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update any forward-looking statements, except as may be required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-

looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Investor Contact:
Roka Bioscience, Inc.
ir@rokabio.com
855-ROKABIO (855-765-2246)
Source: Roka Bioscience